As filed with the Securities and Exchange Commission on May 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

MERCURITY FINTECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, Fl 33,

New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

MFH 2025 Equity Incentive Plan

(Full title of the plan)

Shi Qiu

Chief Executive Officer

Mercurity Fintech Holding Inc.

1330 Avenue of the Americas, Fl 33,

New York, NY 10019

(Name and address of agent for service)

+1(949)-678-9653

(Telephone number, including area code, of agent for service)

Copies to:

Shi Qiu Chief Executive Officer 1330 Avenue of the Americas, Fl 33, New York, NY 10019 +1(949)-678-9653	Huan Lou, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement (this “Registration Statement”) is filed by Mercurity Fintech Holding Inc. (the “Registrant”) to register securities issuable pursuant to its MFH 2025 Equity Incentive Plan. The securities registered hereby consist of up to 6,300,000 new ordinary shares, US$0.004 par value per share of the Registrant (the “Ordinary Shares”), which represent the number of Ordinary Shares available for issuance under the MFH 2025 Equity Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share subdivisions, share dividends, bonus issues of shares or similar transactions as provided in the MFH 2025 Equity Incentive Plan. Any Ordinary Shares covered by an award granted under the MFH 2025 Equity Incentive Plan (or portion of an award) that terminates, expires, lapses or repurchased for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Ordinary Shares that may be issued under the MFH 2025 Equity Incentive Plan.

This Registration Statement also includes a reoffer prospectus that may be used for the offer and sale of “control securities,” as such term is defined in General Instruction C to Form S-8, which have been or will be acquired pursuant to the Plan by officers and directors of the Company who may be deemed to be “affiliates” of the Company, as that term is defined in Rule 405 under the Securities Act, and “restricted securities”, which are defined for purposes of General Instruction C to Form S-8 as securities issued under any employee benefit plan of the registrant meeting the definition of “restricted securities” in Rule l44(a)(3), whether or not held by affiliates of the registrant, acquired by the selling security holder prior to the filing of the registration statement. The reoffer prospectus contained herein has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form F-3.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the MFH 2025 Equity Incentive Plan (the “Plan”), as specified by Rule 428(b)(1) under the Securities Act.

Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) of the Securities Act, and will include the address and telephone number to which the request is to be directed.

Reoffer Prospectus

6,300,000 Ordinary Shares

Mercurity Fintech Holding Inc.

This reoffer prospectus relates to up to 6,300,000 of our ordinary shares, par value $0.004 (“Ordinary Shares”), that may be reoffered or resold, from time to time, by certain selling shareholders (the “Selling Shareholders”) described in this reoffer prospectus, all of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and that have been acquired, or will be acquired, under the MFH 2025 Equity Incentive Plan (the “Plan”), which was adopted effective on March 28, 2025.

The Selling Shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their Ordinary Shares on any stock exchange, market, or trading facility on which the Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the Ordinary Shares by the Selling Shareholders.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MFH.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 9 of this reoffer prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

We are not a Chinese operating company but a Cayman Islands holding company with a portion of our operations conducted by our PRC subsidiaries. Prior to 2022, the majority of our operations were based in mainland China. During 2022, we divested our software development business in mainland China, established a new management team, and relocated our headquarters to the United States with the newly established Hong Kong office as the operational hub for our business in the Asia Pacific region. As a result of the recent operational reorganization, the majority of our operations are currently based in the U.S. while part of our back-office and accounting team remain in mainland China.

Investors in our securities are purchasing equity interest in MFH Cayman, a holding company incorporated in the Cayman Islands with business operations in China and the U.S. and therefore, investors may never hold equity interests in any of our Chinese operating entity(ies). This operating structure may involve unique risks to investors. Investors may never hold equity interests in our Chinese operating subsidiaries. Chinese regulatory authorities could disallow this structure. There are significant legal and operational risks associated with being based in or having a portion of business operations in China. Any of such risks and uncertainties could result in material changes in our operations and/or the value of our Ordinary Shares or could significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government has significant authority to exert influence on the ability of a company with operations in China to conduct business therein. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC — We conduct a portion of our business operations in China and are subject to the attendant risks of operating in China, including risks arising from our corporate structure to investors, risks arising from the legal system in China, including the enforcement risks and regulatory risks resulting from political and regulatory changes which may be swift and unexpected.” in our most recent annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025 (the “2024 Annual Report”). As used in this reoffer prospectus, terms such as the “Company,” “we,” “us,” “our company,” “MFH Cayman”, or “our” refer to Mercurity Fintech Holding Inc., unless the context suggests otherwise, and when describing Mercurity Fintech Holding Inc.’s consolidated financial information, such terms shall also include our operating subsidiaries. For further information on our corporate structure, see “Prospectus Summary—Our Corporate Structure.”

As we conduct a portion of our operations by the PRC subsidiaries, we are subject to the associated legal and operational risks, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our securities to significantly decline or become worthless, and affect our ability to offer or continue to offer securities to investors. The PRC government have adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this reoffer prospectus, neither we nor the PRC subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Beijing Chuting Law Firm, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” under the Cybersecurity Review Measures that became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. See “Item 3. Key Information — B. Business Overview — Recent Regulatory Developments” in the 2024 Annual Report.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or “the CSRC Notice,” domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings, excluding issuance of securities for the implementation of equity incentive plans, conversion of provident funds into an increase in company capital, distribution of stock dividends, and share division. As advised by our PRC counsel, Beijing Chuting Law Firm, as this offering is an issuance of securities for the implementation of the Company’s equity incentive plan, we are not required to complete filing procedures with the CSRC. However, in the event that we intend to undertake new offerings or fundraising activities in the future, we should ensure compliance with the relevant regulations and file for compliance accordingly. See “Item 3. Key Information — B. Business Overview — Recent Regulatory Developments” in the 2024 Annual Report. Other than the foregoing, as of the date of this reoffer prospectus, according to our PRC counsel, Beijing Chuting Law Firm no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing. As of the date of this reoffer prospectus, neither we nor the PRC subsidiaries have received any inquiry, notice, warning, or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of the PRC subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implement rules that require us or the PRC subsidiaries entities to obtain regulatory approval from Chinese authorities for listing in the U.S.

In addition, our Ordinary Shares may be delisted from a national exchange or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor for two consecutive years. On December 16, 2021, the PCAOB issued its determinations that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022. Our auditor, Onestop Assurance PAC, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB signed a Statement of Protocol Agreement (the “SOP”) with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. See “Item 3. Key Information—D. Risk Factors— Risks Relating to Doing Business in the PRC — Our ordinary shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely our auditor if such auditor is located in China. The delisting or prohibition of trading of our ordinary shares, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment.” in the 2024 Annual Report.

Under our current corporate structure, to fund any liquidity requirements an entity in our corporate group may have, our subsidiaries may rely on loans or payments from MFH Cayman and MFH Cayman may receive distributions or cash transfers from our subsidiaries. The transfer of funds and assets among MFH Cayman and its subsidiaries outside of China are subject to money laundering and anti-corruption rules and regulations. There is also no assurance that the PRC government will not intervene in or impose restrictions on the ability of MFH Cayman (or our other subsidiaries) and its PRC subsidiaries to transfer cash or assets to each other.

As of the date of this reoffer prospectus, each of our PRC subsidiaries relies on loans or payments from MFH Cayman (or our other subsidiaries) to meet its daily operating expenses. Any foreign loans procured by our PRC subsidiaries is required to be registered with the State Administration of Foreign Exchange in China (the “SAFE”) in its local branches and satisfy relevant requirements, and our PRC subsidiaries may not procure loans which exceed the difference between its respective total project investment amount and registered capital or two times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net worth of our PRC subsidiaries. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiaries are subject to the registration with State Administration for Market Regulation (“SAMR”) in its local branches, report submission to the Ministry of Commerce of China (the “MOFCOM”) in its local branches and registration with a local bank authorized by SAFE. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC — We conduct a portion of our business operations in China and are subject to the attendant risks of operating in China, including risks arising from our corporate structure to investors, risks arising from the legal system in China, including the enforcement risks and regulatory risks resulting from political and regulatory changes which may be swift and unexpected” in the 2024 Annual Report.

During the past three complete fiscal years, none of MFH Cayman’s subsidiaries made any dividends or distributions to MFH Cayman, nor did MFH Cayman make any dividends or distributions to its shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate any cash dividends will be paid in the foreseeable future. If MFH Cayman determines to pay dividends on any of its Ordinary Shares in the future, as a holding company, it may derive funds for such distribution from its own cash position or contributions from its subsidiaries. MFH Cayman is a Cayman Islands holding company and we may in the future rely on dividends and other distributions on equity from our PRC and Hong Kong subsidiaries for our cash requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders for services of any debt we may incur. If our PRC and Hong Kong subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Under PRC laws and regulations, our PRC subsidiaries which are foreign-owned enterprises may pay dividends only out of its respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a foreign-owned enterprise, according to the PRC companies law, is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Such reserve funds cannot be distributed to us as dividends. Our PRC subsidiaries generate essentially all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to use their Renminbi revenues to pay dividends to us.

The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC — We may rely on dividends and other distributions on equity paid by our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC and Hong Kong subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in the 2024 Annual Report.

There are limitations on the ability to transfer cash between MFH Cayman, the PRC subsidiaries or investors. Cash transfers from the MFH Cayman to the PRC subsidiaries are subject to the applicable PRC laws and regulations on loans and direct investment. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC — A failure by our shareholders or beneficial owners who are PRC citizens or residents in the PRC to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liability under PRC laws, which could adversely affect our business and financial condition” in the 2024 Annual Report. If any of the PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to the MFH Cayman. Cash transfers from the PRC subsidiaries to the MFH Cayman are also subject to the current PRC regulations, which permit the PRC subsidiaries to pay dividends to their shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC —We may rely on dividends and other distributions on equity paid by the operating entities to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets” in the 2024 Annual Report. Cash transfers from the MFH Cayman to the investors are subject to the restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC —Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations, and affect the value of your investment” in the 2024 Annual Report. Additionally, to the extent cash or assets in the business is in China or a PRC subsidiaries, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or the operating entities by the PRC government to transfer cash or assets. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC —We may rely on dividends and other distributions on equity paid by our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC and Hong Kong subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in the 2024 Annual Report.

Implications of being a “Foreign Private Issuer”

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements, we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the rules of Nasdaq for domestic U.S. issuers and are not required to be compliant with all Nasdaq rules as of the date of our initial listing on Nasdaq as would domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

Reoffer prospectus dated May 12, 2025

i

Neither we nor the Selling Shareholders have authorized any other person to provide you with different or additional information other than that contained in this reoffer prospectus. We and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. We and the Selling Shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus or such other date stated in this reoffer prospectus, and our business, financial condition, results of operations, and/or prospects may have changed since those dates. You should also read this reoffer prospectus together with the additional information described under “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

This reoffer prospectus may be supplemented from time to time to add, update, or change information in this reoffer prospectus. Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in a reoffer prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus.

For investors outside the United States: we have not, and the Selling Shareholders have not, taken any action that would permit this offering or possession or distribution of this reoffer prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this reoffer prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this reoffer prospectus outside the United States.

ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this reoffer prospectus to:

●	“we,” “us,” “Company,” “our Company” or “our” refers to Mercurity Fintech Holding Inc. and its consolidated subsidiaries, including (i) Mercurity Fintech Technology Holding Inc., (ii) Mercurity Limited, (iii) Ucon Capital (HK) Limited, (iv) Beijing Lianji Future Technology Co., Ltd., (v) Chaince Securities, (vi) Chaince Securities, LLC, previously known as JVDA, LLC, (vii) Aifinity Base Limited, and (viii) Yingke Precision (Shenzhen) Intelligent Manufacturing Technology Co., Ltd;

●	“ADR” refers to American depositary receipt, which was cancelled on February 28, 2023 upon termination of the ADR facility;

●	“ADS” refers to our American depositary shares, each of which represented 360 ordinary shares before the mandatory exchange of the ADS for ordinary shares and removal of the ADR facility, effective February 28, 2023;

●	“Aifinity” refers to Aifinity Base Limited, a subsidiary of the Company;

●	“Chaince Securities” refers to Chaince Securities, Inc. and Chaince Securities, LLC, each a wholly-owned subsidiary of the Company;

●	“China” or the “PRC” refers to the mainland of the People’s Republic of China, excluding, for the purpose of this annual report only and references to the specific laws and regulations, Hong Kong, Macau and Taiwan;

●	“MFH Cayman” refers to Mercurity Fintech Holding Inc., the holding company of our group;

●	“MFH Tech” refers to Mercurity Fintech Technology Holding Inc., a wholly-owned subsidiary of the Company;

●	“NBpay” refers to NBpay Investment Limited, which has ceased to be our consolidated entity;

●	“NBpay Fintech” refers to NBpay Fintech Pte Ltd., which has ceased to be our consolidated entity;

●	“Ordinary Shares” refer to our Ordinary shares, par value US$0.004 per share;

●	“Renminbi” or “RMB” refers to the legal currency of China;

●	“SEC” or “Commission” refers to the Securities and Exchange Commission;

●	“Share Consolidation” refers to MFH Cayman’s reverse split completed on February 28, 2023 with four hundred (400) ordinary shares being consolidated into one (1) Ordinary Share;

●	“Ucon” refers to Ucon Capital (HK) Limited, a subsidiary of the Company;

●	“VIEs” refers to (i) Mercurity (Beijing) Technology Co., Ltd, or Mercurity Beijing, and (ii) Beijing Lianji Technology Co., Ltd., or Lianji, which, together with Mercurity Beijing, were consolidated by us solely for accounting purposes as variable interest entities, and which have ceased to be our consolidated entities, following the termination of our VIE structure on January 15, 2022;

●	“WFOE” or “Lianji Future” refers to Beijing Lianji Future Technology Co., Ltd., our subsidiary in China that is a wholly foreign-owned enterprise;

●	“Yingke Precision” refers to Yingke Precision (Shenzhen) Intelligent Manufacturing Technology Co., Ltd, Aifinity’s wholly-owned subsidiary in China; and

●	“$,” “US$,” “dollar” or “U.S. dollar” refers to the legal currency of the United States.

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and our SEC filings that are incorporated by reference into this reoffer prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this reoffer prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this reoffer prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this reoffer prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

iv

Prospectus Summary

Our Corporate Structure

MFH Cayman was incorporated in the Cayman Islands on July 13, 2011. On December 28, 2016, MFH Cayman changed its name from “Wowo Limited” to “JMU Limited.” On April 30, 2020, MFH Cayman changed its name from “JMU Limited” to “Mercurity Fintech Holding Inc.” Our principal executive offices are located at 1330 Avenue of Americas, Fl 33, New York, 10019, United States and the telephone number at that address is +1(949)-678-9653. Information contained on, or that can be accessed through, our website does not constitute a part of this reoffer prospectus and is not incorporated by reference herein or therein. We have included our website address in this reoffer prospectus solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this reoffer prospectus or in deciding whether to purchase our securities.

The following diagram illustrates our corporate structure as of the date of this reoffer prospectus:

Business Overview

Historical Business Overview

Prior to July 2019, we provided integrated B2B services to food service suppliers and customers in China. On July 22, 2019, we divested our B2B services to food service suppliers and customers by selling all the issued and outstanding shares of New Admiral Limited, or New Admiral, our former wholly-owned subsidiary operating the B2B business, to Marvel Billion Development Limited, or Marvel Billion. After this divestment, we were no longer engaged in B2B services and our principal business at that point in time was focused on providing blockchain technical services. In the past, we designed and developed digital asset transaction platforms based on blockchain technologies for customers to facilitate crypto asset trading and asset digitalization and provided supplemental services for such platforms, such as customized software development services, maintenance services and compliance support services.

In March 2020, we acquired NBpay Investment Limited and its subsidiaries and VIE, a developer of asset transaction platform products based on blockchain technologies, attempting to advance the blockchain technical services business.

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In August 2021, we added cryptocurrency mining as one of our main businesses. On October 22, 2021, we entered into a business contract with a collective mining service provider to provide computing power to a Bitcoin mining pool from October 2021 to April 2022. However, since May 2022, we have not conducted any business related to Bitcoin mining services.

Due to the extremely adverse regulatory measures taken by the Chinese government in 2021 in the field of digital currency production and transaction, our Board of Directors (“Board”) decided on December 10, 2021 to divest the VIEs, which were the Chinese operating companies of the related business controlled through VIE agreements, and the divestiture of such VIEs was completed on January 15, 2022. On January 28, 2023, we decided to write off NBpay Investment Limited and its subsidiaries, which had no meaningful assets or business nor employees.

In late February 2022, Wei Zhu, our former acting Chief Financial Officer, former Co-Chief Executive Officer, and a former member and Co-Chairperson of the Board, and Minghao Li, a former member of the Board, were suspected of certain criminal offenses unrelated to our company’s operations and were detained by the Economic Crime Investigation Detachment of Sheyang County Public Security Bureau, Yancheng City, Jiangsu Province, People’s Republic of China. At the same time, Sheyang Public Security Bureau wrongfully seized the digital assets hardware cold wallet which belonged to the Company, along with the cryptocurrencies stored therein.

Due to the dismantling of the VIEs and the cessation of all business related to the digital asset transaction platforms, the temporary difficulties caused by the impoundment of our cryptocurrencies and substantial changes of our original technical team in China in 2022, our blockchain technical services business did not generate any revenue in 2022.

Also considering the enormous uncertainty brought by the cryptocurrency market turmoil in the past two years to the blockchain industry, as well as the regulatory uncertainties, despite our ability to quickly reorganize the blockchain technical service team, we have decided not to continue conducting blockchain technology service business related to the asset trading platform, asset digitalization platform and decentralized finance (DeFi) platform.

On January 10, 2023, MFH Cayman entered into an asset purchase agreement (the “S19 Pro Purchase Agreement”) with Jinhe Capital Limited (“Jinhe”), providing for the purchase of 5,000 Antminer S19 PRO Bitcoin mining machines, for an aggregate consideration of USD$9,000,000. From April to June 2023, our management reassessed the potential adverse effects of changes in the Company’s business environment, and readjusted the Company’s business structure and the future development plan. Considering the increasing difficulty of Bitcoin mining and the general losses by top Bitcoin mining enterprises, we had initially decided to reduce the scale of procurement of Bitcoin miners and reduce the Company’s investment in Bitcoin mining. As such, MFH Cayman and Jinhe entered into an amendment (the “Amendment”) to the S19 Pro Purchase Agreement, pursuant to which the parties agreed to reduce the purchase order to no more than 2,000 Bitcoin miners for a total consideration of no more than $3.6 million. On March 10, 2024, MFH Cayman and Jinhe entered into a cancellation agreement (the “Cancellation Agreement”) to cancel the orders under the S19 Pro Purchase Agreement in its entirety. The Company currently does not mine Bitcoin and going forward, it has no plans to resume Bitcoin mining.

On March 7, 2024, considering the uncertainties in the digital payment industry, the Company decided to suspend its development plan related to its digital payment solutions and digital payment services, as well as its application for an MSB (Money Service Business) license. In particular, MFH Cayman has obtained the approval of its board of directors on March 7, 2024 to terminate its “digital payment solutions” and “digital payment services” businesses, which did not generate any meaningful revenue in the past.

Current Business Overview

In July 2022, we added consultation services to our business, providing business consultation services to global corporate clients, such as assisting the clients in developing business in the United States, helping the clients improve operations and compliance, achieving market entry and expansion, as well as introducing and coordinating professional service institutions. Meanwhile, we conducted viability studies about the business models, license requirements and operational costs of online and traditional brokerage services and digital payment business and have been expanding our business into those two sectors, such as building up client base and acquiring the necessary licenses. However, due to resource restraints, we have ceased our development plans in digital payment business, including digital payment services and solution consulting, and applications for the required money transmit licenses since March 2024. Please refer to the section “Digital payment solutions and services (Discontinued)”.

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On July 15, 2022, MFH Cayman incorporated Mercurity Fintech Technology Holding Inc. (“MFH Tech”) to develop distributed computing and storage services (mainly Filecoin mining) and consultation services. After the formation of Chaince Securities, Inc. in 2023, MFH Tech has gradually transferred its business consultation services to Chaince Securities, Inc. and is currently concentrating on providing distributed computing and storage services (mainly Filecoin mining).

On December 15, 2022, MFH Cayman entered into an asset purchase agreement with Huangtong International Co., Ltd., providing for the acquisition and purchase of Web3 decentralized storage infrastructure, including cryptocurrency mining servers, cables, and other electronic devices, for an aggregate consideration of USD$5,980,000, payable in MFH Cayman’s ordinary shares. The investment was made with an aim to own mining machines capable of gathering, processing, and storing vast amounts of data and to advance the Filecoin mining business. On December 20, 2022, MFH Cayman commenced Filecoin (“FIL”) mining operations. In January 2023, MFH Cayman transferred all of the Web3 decentralized storage infrastructure to MFH Tech, which serves as the operating entity for Filecoin mining and cloud storage services for distributed application product operators.

On April 12, 2023, MFH Cayman completed the incorporation of another U.S. subsidiary, Chaince Securities, Inc., which is developing business consultation services and investment banking services (such as financial advisory services, as well as mergers or initial public offering underwriting services). In May 2023, Chaince Securities, Inc. entered into a Purchase and Sale Agreement for the acquisition of all assets and liabilities of J.V. Delaney & Associates, an investment advisory firm and FINRA licensed broker dealer. In November 2024, Chaince Securities, Inc. received FINRA approval for the acquisition of J.V. Delaney & Associates, which was completed in December 2024 through Chaince Securities, Inc.’s acquisition of Chaince Securities, LLC, previously known as JVDA, LLC. In March 2025, Chaince Securities, LLC successfully received approval for its Continuing Membership Application (“CMA”) from the Financial Industry Regulatory Authority (“FINRA”).

After making the adjustments of our business strategies in the past couple of years, the current focus of our operating subsidiaries are as follows: (i) MFH Tech acting as the operating entity of distributed computing and storage services; and (ii) Chaince Securities acting as the operating entity of business consultation services in North America, and with Chaince Securities, LLC focusing on providing investment banking services (such as financial advisory services, as well as mergers or initial public offering underwriting services) in the U.S., and (iii) Ucon and Lianji Future acting as the operating entities of the business consultation services in the Asia-Pacific region. Our business is discussed more fully under “Item 4. Information on the Company—B. Business Overview” in the 2024 Annual Report.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this reoffer prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report.

Risks Relating to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business and Industry” in the 2024 Annual Report)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	Certain crypto assets and cryptocurrencies have been identified as a “security” in certain jurisdictions, and we may be subject to regulatory scrutiny, inquiries, investigations, fines and other penalties, which may adversely affect our business, operating results and financial condition (see page 9 of the 2024 Annual Report);

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●	Any gaps in our risk management processes and policies in respect of crypto asset could adversely impact our business, operating results, and financial condition (see page 9 of the 2024 Annual Report);

●	If we expand our crypto asset mining and related activities in the future, any increased holdings of crypto assets may cause us to become deemed as an investment company under the Investment Company Act of 1940 (see page 10 of the 2024 Annual Report);

●	If regulatory changes or interpretations require the regulation of Bitcoins under the Securities Act and Investment Company Act by the Commission, we will be required to comply with such regulations. Any disruption of our operations in response to the changed regulatory circumstances would likely have a material adverse effect on us and investors may lose their investment (see page 10 of the 2024 Annual Report);

●	We have a limited operating history in the evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful (see page 11 of the 2024 Annual Report);

●	We currently have a limited customer base for our business consultation services. If we were to lose any of our customers, or if the volume of business with such customers were to decrease, or if we are unable to offer services that attract new customers from existing customers, our business, financial condition and results of operations may be materially and adversely affected (see page 11 of the 2024 Annual Report);

●	As we acquire, dispose of or restructure our businesses, product lines, and technologies, we may encounter unforeseen costs and difficulties that could impair our financial performance (see page 12 of the 2024 Annual Report);

●	We may be unable to competitively engage in further distributed storage and computing services, business consultation services, financial advisory services and securities brokerage services activities, if we cannot attract or retain employees and/or consultants who have expertise in these fields (see page 13 of the 2024 Annual Report);

●	Any harm to our Mercurity brand or reputation may materially and adversely affect our business and results of operations (see page 13 of the 2024 Annual Report);

●	We have a history of operating losses, and we may report additional operating losses in the future (see page 13 of the 2024 Annual Report);

●	If we are unable to conduct adequate and cost-effective marketing activities, our results of operations and financial condition may be materially and adversely affected (see page 13 of the 2024 Annual Report);

●	If our senior management is unable to work together effectively or efficiently or if we lose their services, our business may be severely disrupted (see page 14 of the 2024 Annual Report);

●	We have limited insurance coverage and could incur losses resulting from liability claims or business interruptions (see page 14 of the 2024 Annual Report);

●	We are subject to changing laws and regulations regarding regulatory matters, corporate governance and public disclosure that may increase both our operating costs and the risk of non-compliance (see page 14 of the 2024 Annual Report);

●	We have failed to maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our shares may be adversely impacted (see page 14 of the 2024 Annual Report);

●	The enactment of legislation imposing moratoriums on issuing permits for certain cryptocurrency mining operations that use carbon-based power sources and similar laws could adversely impact our business, operating results and financial condition. (see page 15 of the 2024 Annual Report);

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●	Blockchain mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact (see page 15 of the 2024 Annual Report);

●	Environmental concerns associated with cryptocurrencies mining could have adverse impacts on our business, financial condition, and results of operations (see page 15 of the 2024 Annual Report);

●	We are subject to an extensive, highly evolving and uncertain regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results and financial condition (see page 16 of the 2024 Annual Report);

●	Our operating results may fluctuate and continue to fluctuate, including due to the highly volatile nature of crypto (see page 16 of the 2024 Annual Report);

●	Fluctuations in Filecoin value might impact our operating results and add to our regulatory compliance obligations under applicable law and regulation, including the Investment Company Act of 1940 (see page 17 of the 2024 Annual Report);

●	Our revenue is partially dependent on the prices of crypto assets. If such price or volume declines, our business, operating results and financial condition would be adversely affected (see page 17 of the 2024 Annual Report);

●	The future development and growth of crypto is subject to a variety of factors that are difficult to predict and evaluate. If crypto does not grow as we expect, our business, operating results and financial condition could be adversely affected (see page 18 of the 2024 Annual Report);

●	Any failure to safeguard and manage our crypto assets could adversely impact our business, operating results and financial condition (see page 19 of the 2024 Annual Report);

●	The theft, loss or destruction of private keys required to access any crypto assets held in custody for our own account may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any crypto assets, it could cause regulatory scrutiny, reputational harm and other losses (see page 20 of the 2024 Annual Report);

●	Crypto assets deposited with third party custodians are subject to risks attendant with such custody arrangements. If such custodians were to become insolvent, or suffer from hacking or cybersecurity or other technical failures, or if our assets were to be misused or lost, we may lose ownership or control of our crypto assets, and we may not be able to recover our losses through legal or other channels (see page 20 of the 2024 Annual Report);

●	The assertion of jurisdiction by U.S. and foreign regulators and other government entities over crypto assets and crypto asset markets could adversely impact our business, operating results and financial condition (see page 21 of the 2024 Annual Report); and

●	If we were deemed an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business (see page 21 of the 2024 Annual Report);

Risks Relating to Doing Business in the PRC (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC” in the 2024 Annual Report)

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

●	We conduct a portion of our business operations in China and are subject to the attendant risks of operating in China, including risks arising from our corporate structure to investors, risks arising from the legal system in China, including the enforcement risks and regulatory risks resulting from political and regulatory changes which may be swift and unexpected (see page 22 of the 2024 Annual Report);

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●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws (see page 24 of the 2024 Annual Report);

●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management based on Hong Kong laws (see page 24 of the 2024 Annual Report);

●	Our Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely our auditor if such auditor is located in China. The delisting or prohibition of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment (see page 25 of the 2024 Annual Report);

●	If we do not comply with PRC regulatory requirements with respect to our listing on Nasdaq, our future securities offerings and other securities offerings by our shareholders, we may be subject to regulatory penalties in China (see page 26 of the 2024 Annual Report);

●	We may rely on dividends and other distributions on equity paid by our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC and Hong Kong subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business (see page 27 of the 2024 Annual Report);

●	Regulation and censorship of information disseminated over the internet in the PRC could adversely affect our business in China, and we could be liable for information displayed on, retrieved from or linked to our website (see page 27 of the 2024 Annual Report);

●	A failure by our shareholders or beneficial owners who are PRC citizens or residents in the PRC to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liability under PRC laws, which could adversely affect our business and financial condition (see page 27 of the 2024 Annual Report);

●	A failure to comply with PRC regulations regarding the registration of shares and share options held by our employees who are PRC citizens could subject such employees or us to fines and legal or administrative sanctions (see page 28 of the 2024 Annual Report);

●	It may be difficult for overseas regulators to conduct investigations or collect evidence within China (see page 28 of the 2024 Annual Report); and

●	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Hong Kong (see page 28 of the 2024 Annual Report).

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Risks Relating to Our Ordinary Shares (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Ordinary Shares” in the 2024 Annual Report)

In addition to the risks described above, we are subject to general risks and uncertainties related to our Ordinary Shares, including, but not limited to, the following:

●	The trading price of our shares could be volatile, which would result in substantial losses to investors (see page 29 of the 2024 Annual Report);

●	Substantial future sales of our shares in the public market, or the perception that these sales could occur, could cause our Ordinary Share price to decline (see page 29 of the 2024 Annual Report);

●	If we fail to maintain the Nasdaq minimum market value of publicly held shares, minimum bid requirements or minimum stockholder equity standard, our shares could face the risk of being delisted (see page 30 of the 2024 Annual Report);

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies (see page 30 of the 2024 Annual Report);

●	As a foreign private issuer, we are permitted to, and we plan to, rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. This might afford less protection to holders of our Ordinary Shares (see page 31 of the 2024 Annual Report);

●	Anti-takeover provisions in our charter documents could discourage a third-party from acquiring us, which could limit our shareholders’ opportunities to sell their shares at a premium (see page 32 of the 2024 Annual Report);

●	We are a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, you could have less protection of your shareholder rights than you would under U.S. law (see page 32 of the 2024 Annual Report);

●	You will have limited ability to bring an action against us or against our directors and officers, or to enforce a judgment against us or them, because we are incorporated in the Cayman Islands, because we conduct parts of our operations in the PRC and Hong Kong and because some of our directors and officers reside outside the United States (see page 33 of the 2024 Annual Report); and

●	Compliance with rules and requirements applicable to public companies could cause us to incur increased costs, which could negatively affect our results of operations (see page 33 of the 2024 Annual Report).

Permissions Required from PRC Authorities

As of the date of this reoffer prospectus, as advised by Beijing Chuting Law Firm, our PRC legal adviser, we believe that none of MFH Cayman or any of our subsidiaries is currently required to obtain regulatory approvals or permissions from the CSRC, the CAC or any other relevant PRC regulatory authorities for their business operations (including holding a qualified business license and tax registration necessary for conducting business in China for all PRC subsidiaries), this reoffer (the sale of securities by our selling shareholders to foreign investors) and MFH Cayman’s listing in the U.S. under any existing PRC law, regulations or rules, nor have we received any inquiry, notice, warning, sanctions or regulatory objection to MFH Cayman’s and our subsidiaries’ business operations, this reoffer and MFH Cayman’s listing in the U.S. from the CSRC, the CAC or other PRC regulatory authorities. Specifically, as of the date of this prospectus, no regulatory permission or filing is required in the PRC in respect of this offering of securities by the selling shareholders pursuant to this registration statement on Form S-8 of which this reoffer prospectus forms a part.

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Cash Transfers and Dividend Distributions

As of the date of this reoffer prospectus, each of our PRC subsidiaries relies on loans or payments from MFH Cayman (or our other subsidiaries) to meet its daily operating expenses. Any foreign loans procured by our PRC subsidiaries is required to be registered with the State Administration of the SAFE in its local branches and satisfy relevant requirements, and our PRC subsidiaries may not procure loans which exceed the difference between its respective total project investment amount and registered capital or two times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net worth of our PRC subsidiaries. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiaries are subject to the registration with the SAMR in its local branches, report submission to the MOFCOM in its local branches and registration with a local bank authorized by SAFE. See “Risk Factors—Risks Relating to Doing Business in the PRC—We conduct a portion of our business operations in China and are subject to the attendant risks of operating in China, including risks arising from our corporate structure to investors, risks arising from the legal system in China, including the enforcement risks and regulatory risks resulting from political and regulatory changes which may be swift and unexpected” in the 2024 Annual Report.

Since our inception, we have not declared or paid any dividends on our ordinary shares. We have no present plan to pay any dividends on our Ordinary Shares in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Any future determination to pay dividends will be made at the discretion of our board of directors subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Our board of directors’ decision to declare and pay dividends may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, the amount of distributions, if any, received by us from our US, Hong Kong and PRC subsidiaries, our general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. Cash dividends on our Ordinary Shares, if any, will be paid in U.S. dollars. We are a holding company incorporated in the Cayman Islands. In order for us to distribute any dividends to our shareholders, we will rely on dividends distributed by our US, Hong Kong and PRC subsidiaries. Certain payments from our PRC subsidiaries to us are subject to PRC taxes, such as withholding income tax. In addition, regulations in China currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profit based on PRC accounting standards every year to a statutory common reserve fund until the aggregate amount of such reserve fund reaches 50% of the registered capital of such subsidiary. Such statutory reserves are not distributable as loans, advances or cash dividends. Our PRC subsidiaries may set aside a certain amount of its after-tax profits to other funds at its discretion. These reserve funds can only be used for specific purposes and are not transferable to the company’s parent in the form of loans, advances or dividends. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC —We may rely on dividends and other distributions on equity paid by our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC and Hong Kong subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in the 2024 Annual Report.

Corporate Information

Our principal executive offices are located at 1330 Avenue of Americas, Fl 33, New York, 10019, United States 1, and our telephone number is +1(949)-678-9653. Our website is https://mercurityfintech.com. Information contained on, or available through, our website or any other website does not constitute a part of this reoffer prospectus, and is not deemed incorporated by reference into, this reoffer prospectus. Our registered office in the Cayman Islands is located at the office of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Shi Qiu, Chief Executive Officer, Mercurity Fintech Holding Inc., 1330 Avenue of the Americas, Fl 33, New York, NY 10019, Tel: +1(949)-678-9653.

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RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report, which is incorporated in this reoffer prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this reoffer prospectus or incorporated by reference into this reoffer prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, we are not a Chinese operating company but a Cayman Islands holding company with a portion of our operations conducted by our PRC subsidiaries. Prior to 2022, the majority of our operations were based in mainland China. During 2022, we divested our software development business in mainland China, established a new management team, and relocated our headquarters to the United States with the newly established Hong Kong office as the operational hub for our business in the Asia Pacific region. As a result of the recent operational reorganization, the majority of our operations are currently based in the U.S. while part of our back-office and accounting team remain in mainland China.

Investors in our securities are purchasing equity interest in MFH Cayman, a holding company incorporated in the Cayman Islands with business operations in China and the U.S. and therefore, investors may never hold equity interests in any of our Chinese operating entity(ies). This operating structure may involve unique risks to investors. Investors may never hold equity interests in our Chinese operating subsidiaries. Chinese regulatory authorities could disallow this structure. There are significant legal and operational risks associated with being based in or having a portion of business operations in China. Any of such risks and uncertainties could result in material changes in our operations and/or the value of our Ordinary Shares or could significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares and/or other securities to investors and cause the value of such securities to significantly decline or be worthless.

OFFER STATISTICS AND EXPECTED TIMETABLE

The Selling Shareholders may, from time to time, offer and sell any or all of their Ordinary Shares in one or more offerings. The Ordinary Shares offered under this reoffer prospectus may be offered in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this reoffer prospectus is a part effective until such time as all of the Ordinary Shares covered by this reoffer prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this reoffer prospectus.

DILUTION

Because the Selling Shareholders who offer and sell Ordinary Shares covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising from these sales.

Reasons for the Offer and Use of Proceeds

We will not receive any proceeds from the sale of any of our Ordinary Shares by the Selling Shareholders. We have agreed to pay all expenses relating to registering the Ordinary Shares covered by this reoffer prospectus. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the Ordinary Shares covered hereby.

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DESCRIPTION OF SHARE CAPITAL

Information contained under the heading “Item 10. Additional Information” in the 2024 Annual Report is incorporated into this reoffer prospectus by reference.

History of Share Capital

As of February 28, 2023, we completed the share consolidation to the authorized share capital (the “Share Consolidation”) at a ratio of four hundred (400)-for-one (1) with the par value of each ordinary share changed to US$0.004 per Ordinary Share, suspended our ADRs program and commenced trading our Ordinary Shares.

As of the date of this reoffer prospectus, our authorized share capital US$4,000,000 divided into 1,000,000,000 Ordinary Shares of a par value of US$0.004 each, with 63,686,563 Ordinary Shares issued and outstanding.

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SELLING SHAREHOLDERS

The following table sets forth (a) the name and position or positions with the Company of each Selling Shareholder known to us at this time; (b) the aggregate of (i) the number of Ordinary Shares held by each Selling Shareholder as of the date of this reoffer prospectus, and (ii) the number of shares to be issued to each Selling Shareholder under the Plan that are being registered pursuant to this Registration Statement for resale by each Selling Shareholder as of the date of this reoffer prospectus; (c) the number of Ordinary Shares that each Selling Shareholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not such Selling Shareholder has a present intention to do so; and (d) the number of Ordinary Shares to be beneficially owned by each Selling Shareholder following the sale of all shares that may be so offered pursuant to this reoffer prospectus, assuming no other change in ownership of Ordinary Shares by such Selling Shareholder after the date of this reoffer prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

The Selling Shareholders also include those persons whose identities are not known as of the date hereof but may in the future be eligible to acquire Ordinary Shares under the Plan; and any of the donees, pledgees, distributees, transferees, or other successors in interest of those persons referenced above who may: (a) receive any of the Ordinary Shares offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

To our knowledge, none of our officers and directors have a present intention to offer Ordinary Shares for sale, although they retain the right to do so.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

	Principal			Number of
	Position	Shares Owned Prior to		Shares		Shares Beneficially
	with the	Resale (2)		Offered for		Owned After Resale (2)
Selling Shareholders	Company (1)	Number	Percent	Resale		Number	Percent
Lynn Alan Curtis	Chairman of the Board of Directors		0	10,000	(3)	—	—
Wilfred Daye	Chief Strategy Officer	16,666 (4)	0.026%	100,000	(4)	—	—

*	Indicates less than 1%

(1)	All positions described are with the Company, unless otherwise indicated.

(2)	The percentage is computed with reference to 63,686,563 Ordinary Shares issued as of the date of this reoffer prospectus and the 6,300,000 Ordinary Shares reserved for issuance under the Plan, and assumes for each Selling Shareholder the sale of all shares offered by that particular Selling Shareholder under this reoffer prospectus.
(3)	Pursuant to the restrictive share award agreement entered into by and between the Company and Lynn Alan Curtis on April 21, 2025, the parties mutually agreed that the Company shall grant 10,000 Ordinary Shares under the Plan to Lynn Alan Curtis on or before December 31, 2025.
(4)

Pursuant to the employment agreement entered into by and between the Company and Wilfred Daye on January 30, 2025, as well as the restrictive share award agreements entered into by and between the Company and Wilfred Daye on April 22, 2025, the parties mutually agreed that the Company shall grant 100,000 Ordinary Shares under the Plan and that the 16,666 Ordinary Shares previously issued prior to the adoption of the Plan would count toward the 6,300,000-share limitation of the Plan. A total of 16,666 Ordinary Shares were issued to Mr. Wilfred Daye on March 3, 2025 and March 31, 2025.

The Company may supplement this reoffer prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Shareholders or any new Selling Shareholders, the number of securities offered for resale and the position, office, or other material relationship which a Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates.

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Plan of Distribution

In this section of the reoffer prospectus, the term “Selling Shareholder” means and includes:

●	the persons identified in the section “Selling Shareholders” as the Selling Shareholders;

●	those persons whose identities are not known as of the date hereof but may in the future be eligible to acquire Ordinary Shares under the Plan; and

●	any of the donees, pledgees, distributees, transferees, or other successors in interest of those persons referenced above who may: (a) receive any of the Ordinary Shares offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The Ordinary Shares offered by this reoffer prospectus may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents, or other intermediaries. The Selling Shareholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Ordinary Shares offered hereby. The distribution of the Ordinary Shares by the Selling Shareholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Shareholders, or through market makers, dealers, or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of our Ordinary Shares.

The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of our Ordinary Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of our Ordinary Shares. The broker-dealer may then resell or otherwise transfer such Ordinary Shares pursuant to this reoffer prospectus.

The Selling Shareholders also may lend or pledge our Ordinary Shares to a broker-dealer. The broker-dealer may sell the Ordinary Shares so lent, or, upon a default, the broker-dealer may sell the pledged Ordinary Shares pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of Ordinary Shares by the Selling Shareholders.

Although the Ordinary Shares covered by this reoffer prospectus are not currently being underwritten, the Selling Shareholders or their underwriters, brokers, dealers, or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of the Ordinary Shares may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Ordinary Shares offered hereby may not simultaneously engage in market making activities with respect to the Ordinary Shares for a period of up to five days preceding such distribution. The Selling Shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Ordinary Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Ordinary Shares may not be sold unless they are registered or qualified for sale in such states, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses, and fees in connection with the registration of the Ordinary Shares offered hereby. The Selling Shareholders, however, will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the Ordinary Shares offered pursuant to this reoffer prospectus. We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered in this prospectus.

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TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this reoffer prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this reoffer prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, and our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this reoffer prospectus, no reportable material changes have occurred since December 31, 2024.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP, with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Beijing Chuting Law Firm. If legal matters in connection with offerings made pursuant to this reoffer prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Mercurity Fintech Holding Inc. and its subsidiaries appearing in the 2024 Annual Report have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as set forth in their report thereon, and as incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #06-15, International Plaza, Singapore 079903.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this reoffer prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this reoffer prospectus shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

We hereby incorporate by reference into this reoffer prospectus the following documents:

(a)	our Annual Report for the year ended December 31, 2024 on Form 20-F on April 30, 2025;

(b)	our Current Reports on Form 6-K furnished on January 15, 2025, January 21, 2025, January 31, 2025, February 5, 2025, and April 10, 2025; and

(c)	the description of the Shares contained in Exhibit 2.1 of Form 20-F on filed with the Commission on filed on April 30, 2025 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions;

(d)	any future annual reports on Form 20-F filed with the SEC after the date of this reoffer prospectus and prior to the termination of the offering of the securities offered by this reoffer prospectus; and

(e)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this reoffer prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this reoffer prospectus forms a part.

The 2024 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this reoffer prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this reoffer prospectus but not delivered with the prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this reoffer prospectus on the written or oral request of that person made to:

Mercurity Fintech Holding Inc.

1330 Avenue of the Americas, Fl 33,

New York, NY 10019

Tel: +1(949)-678-9653

Attention: Shi Qiu (Chief Executive Officer)

You should rely only on the information that we incorporate by reference or provide in this reoffer prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this reoffer prospectus by reference is accurate as of any date other than the date of the document containing the information.

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Where You Can Find ADDITIONAL Information

As permitted by SEC rules, this reoffer prospectus omits certain information and exhibits that are included in the registration statement of which this reoffer prospectus forms a part. Since this reoffer prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this reoffer prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this reoffer prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec. gov). All information filed with the SEC can be inspected over the Internet at the SEC’s website. You can also find information on our website at www.mercurityfintech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein or therein. We have included our website address in this prospectus solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association does not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A substantial portion of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. In particular, three of our directors and officers, Qian Sun, Yukuan Zhang and Cong Huang are ordinarily residents in Mainland China, one of our director, Hui Cheng, is an ordinarily resident in Hong Kong, and the remaining three of our directors, Shi Qiu, Lynn Alan Curtis and Wilfred Daye, are ordinarily residents in the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals who are residing outside the United States, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in a U.S. court (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay a liquidated sum for which such judgment has been given, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter and (vi) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

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However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

There is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to the PRC for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis and a cause for the case. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.

There is uncertainty as to whether the judgment of United States courts will be directly enforced in Hong Kong, as the United States and Hong Kong do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, provided that the foreign judgment, among other things, is a final judgment conclusive upon the merits of the claim and is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Ordinary Shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

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6,300,000 Ordinary Shares

Mercurity Fintech Holding Inc.

REOFFER PROSPECTUS

May 12, 2025

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	our Annual Report for the year ended December 31, 2024 on Form 20-F on April 30, 2025;

(b)	our Current Reports on Form 6-K furnished on January 15, 2025, January 21, 2025, January 31, 2025, February 5, 2025, and April 10, 2025 ; and

(c)	the description of the Shares contained in Exhibit 2.1 of Form 20-F on filed with the Commission on filed on April 30, 2025 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fifth amended and restated articles of association currently in effect provide that, the directors, secretary and other officers for the time being of the Registrant and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Registrant and everyone of them, and everyone of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. Each duly registered holder from time to time of the shares in the capital of the Registrant agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Registrant, against any director on account of any action taken by such director, or the failure of such director to take any action in the performance of his duties with or for the Registrant, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Index to Exhibits attached hereto.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fifth Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 1.1 of the annual report on Form 20-F filed with the SEC on April 23, 2024)

4.2	Specimen Certificate for Ordinary Shares (incorporated by reference to exhibit 4.2 to our F-1 registration statement (File No.333-201413) initially filed with the SEC on January 9, 2015)

5.1*	Legal opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the ordinary shares being registered

10.1*	MFH 2025 Equity Incentive Plan

10.2*	Pre-issued Restrictive Share Award Agreement entered into by and between the Company and Wilfred Daye on April 22, 2025

10.3*	Unissued Restrictive Share Award Agreement entered into by and between the Company and Wilfred Daye on April 22, 2025

10.4*	Restrictive Share Award Agreement entered into by and between the Company and Lynn Alan Curtis on April 21, 2025

23.1*	Consent of Onestop Assurance PAC, independent registered public accounting firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3*	Consent of Beijing Chuting Law Firm

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on May 12, 2025.

MERCURITY FINTECH HOLDING INC.

By:	/s/ Shi Qiu
Shi Qiu
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Shi Qiu and Yukuan Zhang, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on May 12, 2025.

Signature	Title

/s/ Shi Qiu	Chief Executive Officer and Director
Shi Qiu	(Principal Executive Officer)

/s/ Lynn Alan Curtis	Chairperson of the Board of Directors
Lynn Alan Curtis

/s/ Qian Sun	Chief Operating Officer and Director
Qian Sun

/s/ Hui Cheng	Independent Director
Hui Cheng

/s/ Cong Huang	Independent Director
Cong Huang

/s/ Yukuan Zhang	Chief Financial Officer
Yukuan Zhang	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of MERCURITY FINTECH HOLDING INC., has signed this registration statement or amendment thereto in New York, NY on May 12, 2025.

Authorized U.S. Representative

By:	/s/ Shi Qiu
Name:	Shi Qiu
Title:	Chief Executive Officer and Director

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